Exhibit 5.1

April 23, 2026

V IA ELECTRONIC MAIL

Myseum.AI, Inc.

65 Church Street, Suite 230

New Brunswick, NJ 08901

Re:	At-The-Market Offering pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Myseum.AI, Inc. (f/k/a Myseum, Inc. and DatChat, Inc.), a Nevada corporation (the “Company”), in connection with the sale through The Benchmark Company, LLC (the “Sales Agent”) as the sales agent from time to time by the Company of shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $2,754,500 (the “Shares”), to be issued pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 26, 2025 and declared effective by the Commission on December 3, 2025 (as amended, the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”), a prospectus supplement dated February 6, 2026, as amended by Amendment No. 1 on April 23, 2026 (as amended, the “Prospectus Supplement,” together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), and that certain Sales Agreement, dated as of February 10, 2025, as amended by that First Amendment to Sales Agreement dated February 6, 2026 (the “First Amendment”), by and between the Company and the Sales Agent (as amended by the First Amendment, the “Sales Agreement”).

The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act, in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a.	the Registration Statement, all exhibits thereto and the Prospectus;

b.	the Amended and Restated Articles of Incorporation of the Company, as presently in effect (the “Charter”);

c.	the Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”);

d.	the Sales Agreement; and

d.	certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

It is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under Article 78 of the Nevada Revised Statutes (“NRS”) and when the Shares are delivered to and paid for in accordance with the terms of the Sales Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the NRS and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter.

The opinion which we render herein is limited to those matters governed by Article 78 of the NRS and we express no opinion with respect to any other laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP